Exhibit 99.01

Media Contact: Jen Bernier MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Maury Austin MIPS Technologies, Inc. +1 408 530-5200 ir@mips.com

MIPS Technologies’ Second Quarter Revenue Grows 44% Year-to-Year

SUNNYVALE, Calif. – January 25, 2011 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer, home networking, wireless, communications and business applications, today reported consolidated financial results for its second fiscal quarter 2011 ended December 31, 2010.  All financial results are reported in U.S. GAAP unless otherwise noted.

Summary Second Quarter Fiscal 2011 Financial Highlights:

•	Revenue was $21.9 million, a year-to-year increase of 44 percent
•	Licensee royalty units grew to 173 million units from 126 million units in Q2’10
•	GAAP net income was $6.0 million or $0.11 per share; up $2.8 million year-to-year
•	Non-GAAP net income was $7.5 million or $0.14 per share; up 82 percent year-to-year
•	Cash and investment balances ended the quarter at $101 million, a year-to-year increase of $53 million

Revenue from royalties was $14.8 million, an increase of 30 percent from the second quarter a year ago driven by a 37 percent increase in units.  License revenue was $7.0 million, an increase of 85 percent from the $3.8 million reported in the second quarter a year ago.

Q2’11 GAAP costs and operating expenses were $16.1 million; an increase of $3.0 million over Q2’10.  The increase compared with Q2’10 was due mainly to higher R&D and Marketing investment.

Non-GAAP net income in the second quarter of fiscal 2011, which excludes certain stock and non-recurring charges, was $7.5 million or $0.14 per share, compared with $4.1 million or $0.09 per share in the second quarter a year ago. The tables below provide a reconciliation of non-GAAP measures used in this press release to the corresponding GAAP results.

“Both our royalty revenue and earnings exceeded our expectations during the quarter. Our financial performance in the second quarter demonstrates our continued momentum across the digital home, networking and mobile markets. This momentum includes the addition of three new licenses with companies that are developing chips for mobile solutions. Now that we have publicly shown the first MIPS-Based smartphones and tablets, we look forward to continued traction in this area,” said Sandeep Vij, MIPS Technologies chief executive officer.

MIPS Technologies invites you to listen in a live conference call to management’s discussion of Q2 fiscal 2011 results, as well as forward-looking guidance for Q3 fiscal 2011. The conference call number is 517-308-9139 and the replay number is 203-369-0502. The password for both calls is MIPS. The replay will be available for 30 days shortly following the end of the conference call. An audio replay of the conference call will also be posted on the company’s website at:  www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores that power some of the world’s most popular products for the home entertainment, communications, networking and portable multimedia markets. These include broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS Technologies’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, the level of demand for semiconductors and end-user products that incorporate semiconductors and our ability to compete effectively with larger companies and other companies that are active in our markets. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS is a trademark or registered trademark in the United States and other countries of MIPS Technologies, Inc. All other trademarks referred to herein are the property of their respective owners.

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2010	June 30, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$61,544	$31,625
Short-term investments	39,450	20,736
Accounts receivable, net	4,325	7,527
Prepaid expenses and other current assets	1,702	819
Total current assets	107,021	60,707
Equipment, furniture and property, net	2,300	2,093
Goodwill	565	565
Other assets	5,200	7,542
Total assets	$115,086	$70,907
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,709	$1,529
Accrued liabilities	10,882	13,911
Deferred revenue	3,289	3,217
Total current liabilities	15,880	18,657
Long-term liabilities:
Other long-term liabilities	4,842	6,116
Total long-term liabilities	4,842	6,116
Liabilities of discontinued operations	—	26
Stockholders’ equity	94,364	46,108
Total liabilities and stockholders’ equity	$115,086	$70,907

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Revenue:
Royalties	$14,817	$11,394	$28,431	$21,144
License and contract revenue	7,039	3,796	15,964	9,026
Total Revenue	21,856	15,190	44,395	30,170
Costs and expenses:
Cost of sales	311	88	897	234
Research and development	7,090	5,842	12,951	11,598
Sales and marketing	4,925	3,552	8,838	6,951
General and administrative	3,739	3,582	6,891	6,711
Total costs and expenses	16,065	13,064	29,577	25,494
Operating income	5,791	2,126	14,818	4,676
Other income, net	821	488	757	337
Income before income taxes	6,612	2,614	15,575	5,013
Provision (benefit) for income taxes	776	(663)	2,123	1,141
Income from continuing operations	5,836	3,277	13,452	3,872
Income from discontinued operations, net of tax	212	—	212	—
Net income	$6,048	$3,277	$13,664	$3,872
Net income per share, basic – from continuing operations	$0.12	$0.07	$0.28	$0.09
Net income per share, basic – from discontinued operations	$0.00	$—	$0.00	$—
Net income per share, basic	$0.12	$0.07	$0.28	$0.09
Net income per share, diluted – from continuing operations	$0.11	$0.07	$0.26	$0.08
Net income per share, diluted – from discontinued operations	$0.00	$—	$0.00	$—
Net income per share, diluted	$0.11	$0.07	$0.26	$0.08
Common shares outstanding, basic	50,394	45,387	48,629	45,231
Common shares outstanding, diluted	53,703	46,209	51,921	46,013

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)
(unaudited)

		Three Months Ended December 31, 2010	Three Months Ended September 30, 2010	Three Months Ended December 31, 2009
	GAAP net income	$6,048	$7,616	$3,277
	Net income per basic share	$0.12	$0.16	$0.07
	Net income per diluted share	$0.11	$0.16	$0.07
(a)	Gain from discontinued operations, net of tax	$(212)	$—	$—
(b)	Stock-based compensation expense	1,249	894	963
(c)	Severance adjustment	—	—	476
(d)	Gain on investment	(547)	—	(611)
(e)	Tax on change in legal structure	937	—	—
	Non-GAAP net income	$7,475	$8,510	$4,105
	Non-GAAP net income per basic share	$0.15	$0.18	$0.09
	Non-GAAP net income per diluted share	$0.14	$0.17	$0.09
	Common shares outstanding – basic	50,394	46,864	45,387
	Common shares outstanding – diluted	53,703	48,917	46,209

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding discontinued operations, stock-based compensation expense, severance adjustment, gain on investment, and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)	This adjustment reflects the gain, net of tax, of the Analog Business Group.

(b)
This adjustment reflects the stock-based compensation expense.  For the second quarter of fiscal 2011 ending December 31, 2010, $1.2 million stock-based compensation expense was allocated as follows: $364,000 to research and development, $304,000 to sales and marketing and $581,000 to general and administrative.  For the first quarter of fiscal 2011 ending September 30, 2010, $894,000 stock-based compensation expense was allocated as follows: $291,000 to research and development, $231,000 to sales and marketing and $372,000 to general and administrative.  For the second fiscal quarter of fiscal 2010 ending September 30, 2009, $963,000 stock-based compensation expense was allocated as follows: $341,000 to research and development, $222,000 to sales and marketing and $400,000 to general and administrative.

(c)	This adjustment reflects the severance payment to the Company’s former CEO allocated to general and administrative.

(d)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income.

(e)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)
(unaudited)

		Six Months Ended December 31, 2010	Six Months Ended December 31, 2009
	GAAP net income	$13,664	$3,872
	Net income per basic share	$0.28	$0.09
	Net income per diluted share	$0.26	$0.08
(f)	Gain from discontinued operations, net of tax	$(212)	—
(g)	Stock-based compensation expense	2,143	1,895
(h)	Severance adjustment	—	476
(i)	Gain on investment	(547)	(611)
(j)	Tax on change in legal structure	937	1,009
	Non-GAAP net income	$15,985	$6,641
	Non-GAAP net income per basic share	$0.33	$0.15
	Non-GAAP net income per diluted share	$0.31	$0.14
	Common shares outstanding – basic	48,629	45,231
	Common shares outstanding – diluted	51,921	46,013

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding discontinued operations, stock-based compensation expense, severance adjustment, gain on investment, and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(f)	This adjustment reflects the gain, net of tax, of the Analog Business Group.

(g)
This adjustment reflects the stock-based compensation expense.  For the six months ending December 31, 2010, $2.1 million of stock-based compensation was allocated as follows: $655,000 to research and development, $535,000 to sales and marketing and $953,000 to general and administrative.  For the six months ending December 31, 2009, $1.9 million of stock-based compensation was allocated as follows: $734,000 to research and development, $458,000 to sales and marketing and $703,000 to general and administrative.

(h)	This adjustment reflects the severance payment to the Company’s former CEO allocated to general and administrative.

(i)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income.

(j)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

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